EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD REPORTS SECOND QUARTER 2019 RESULTS
Gross Assets Under Management $8.2 Billion at Quarter End
Total Revenue Increased 16% in the Second Quarter
Announced Definitive Agreement to Acquire Remington’s Hotel Management Business
Closed on Acquisition of Sebago

DALLAS, August 1, 2019 - Ashford Inc. (NYSE American: AINC) (“Ashford” or the “Company”) today reported the following results and performance measures for the second quarter ended June 30, 2019. Unless otherwise stated, all reported results compare the second quarter ended June 30, 2019, with the second quarter ended June 30, 2018 (see discussion below). The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.
STRATEGIC OVERVIEW

•	High-growth, fee-based business model

•	Diversified platform of multiple fee generators

•	Seeks to grow in three primary areas:

◦	Expanding existing platforms accretively, and accelerating performance to earn incentive fees;

◦	Starting new platforms for additional base and incentive fees; and

◦
Investing in or incubating strategic businesses that can achieve accelerated growth through doing business with our existing platforms, and by leveraging our deep knowledge and extensive relationships within the hospitality sector

•	Highly-aligned management team with superior long-term track record

•	Leader in asset and investment management for the real estate & hospitality sectors

FINANCIAL AND OPERATING HIGHLIGHTS

•
Net loss attributable to common stockholders for the second quarter of 2019 totaled $3.2 million, or $3.00 per diluted share, compared with net income of $9.0 million, or $0.93 per diluted share, in the prior-year quarter. Adjusted net income for the second quarter was $8.7 million, or $2.04 per diluted share, compared with $9.5 million, or $3.61 per diluted share, in the prior-year quarter.

•	Total revenue for the second quarter of 2019 was $63.5 million, reflecting a growth rate of 16% over the prior-year quarter.

•	Adjusted EBITDA for the second quarter was $9.6 million.

•	At the end of the second quarter of 2019, the Company had approximately $8.2 billion of gross assets under management.

•	During the quarter, the Company signed a definitive agreement to acquire the Hotel Management business of privately-held Remington Holdings, LP.

Ashford Reports Second Quarter Results

August 1, 2019

•	Subsequent to the end of the quarter, the Company closed on the acquisition of Sebago for $7 million, which equates to an implied trailing 12-month Adjusted EBITDA multiple of 4.4x.

•	As of June 30, 2019, the Company had corporate cash of $38.2 million.

AGREEMENT TO ACQUIRE REMINGTON'S HOTEL MANAGEMENT BUSINESS
On June 3, 2019, the Company announced that it had signed a definitive agreement to acquire the Hotel Management business of privately-held Remington Holdings, LP (“Remington”). The proposed acquisition of Remington’s high-margin, low-capex Hotel Management business is expected to close sometime in the fourth quarter of 2019. The transaction is expected to be immediately accretive to adjusted net income per share and will immediately add scale, diversification and an enhanced competitive position for Ashford. It will also expand the breadth of services the Company offers to its advised REITs. Additionally, the Company believes the transaction represents a compelling opportunity to further diversify its earnings stream and, moving forward, the potential to expand business to other third-party clients.

Remington is an independent hotel management company with over 40 years of experience in the hospitality business. Remington’s Hotel Management business currently provides comprehensive and cost-effective hotel management services for both Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or “Trust”) and Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar”). Remington’s portfolio consists of almost 90 hotels with over 17,400 rooms of full-service and select-service properties representing over a dozen brands across 28 states as well as the District of Columbia. Remington’s Hotel Management business currently has very little third-party business outside of the Company’s advised REITs, which will be an immediate growth opportunity and area of focus for the Company going forward.

ENHANCED RETURN FUNDING PROGRAM WITH BRAEMAR
During the first quarter of 2019, the Company announced that it entered into an agreement with Braemar for the new Enhanced Return Funding Program (“ERFP” or the “Program”).  Under the Program, the Company has agreed to provide up to $50 million in connection with the acquisition by Braemar of additional hotels. Ashford will provide 10% of the purchase price of each hotel acquired by Braemar up to $500 million in total acquisitions and, to date, Braemar has acquired one hotel for $103 million under the Program. The Program is expected to generate attractive returns on invested capital for Ashford via incremental base advisory fees, potential incentive fees, fees for various products and services offered, and tax savings.

ENHANCED RETURN FUNDING PROGRAM WITH ASHFORD TRUST
During the second quarter of 2018, the Company entered into an agreement with Ashford Trust for an ERFP. Similar to the Braemar Program, under the Program with Trust, the Company agreed to provide $50 million in connection with the acquisition by Trust of additional hotels. Ashford will provide 10% of the purchase price of each hotel acquired by Trust, and, to date, Trust has completed four acquisitions totaling $406 million under the ERFP, which amounts to approximately 80% committed utilization of the $50 million of ERFP funding from Ashford Inc.

PREMIER PROJECT MANAGEMENT UPDATE
In August 2018, the Company completed the acquisition of Premier Project Management (“Premier”) for $203 million. Premier provides comprehensive and cost-effective architecture, design, development, and project management services. It provides project oversight, coordination, planning, and execution of renovation, capital expenditure or ground-up development projects. Its operations are responsible for managing and implementing substantially all capital improvements at Ashford Trust and Braemar hotels.

Ashford Reports Second Quarter Results

August 1, 2019

Additionally, it has extensive experience working with many of the major hotel brands in the areas of renovating, converting, developing or repositioning hotels. Premier generated $7.7 million of revenue and $3.5 million of Adjusted EBITDA in the second quarter, including $347,000 of revenue from its new architectural services initiative.

On May 15, 2019, Donald R. Kelly was appointed Co-Chief Executive Officer to work alongside Mark Matz, who was promoted from Co-President and Chief Operating Officer to Co-Chief Executive Officer and Chief Operating Officer, to lead Premier’s new growth initiatives.

JSAV UPDATE
The Company owns a controlling interest in a privately-held company that conducts the business of JSAV in the United States, Mexico, and the Dominican Republic (“JSAV”). JSAV provides an integrated suite of audio visual services, including show and event services, hospitality services, creative services, and design and integration, making JSAV a leading single-source solution for their clients’ meeting and event needs. In the first quarter of 2019, JSAV completed the acquisition of BAV. During the second quarter, JSAV had revenue growth of 29% compared to the prior-year period. Additionally, at the end of the second quarter, JSAV had multi-year contracts in place with 93 hotels and convention centers, in addition to regular business representing over 2,700 annual events and productions, 500 venue locations, and 750 clients.

RED HOSPITALITY & LEISURE UPDATE
RED Hospitality & Leisure (“RED Hospitality”) is a leading provider of watersports activities and other travel and transportation services in the U.S. Virgin Islands. RED Hospitality has several potential avenues for future growth including opportunities to expand into other hotels at Ashford-advised REITs or non-Ashford hotels in the USVI, the Caribbean, and the U.S. To that end, with the commencement of ferry transportation services and beach and watersports services to the Westin St. John in January, continued beach and watersports services to the Ritz-Carlton St. Thomas Club - the timeshare and rental property adjacent to the Ritz-Carlton St. Thomas hotel - and increased direct bookings and private charter business, in the second quarter, RED Hospitality generated $1.9 million of revenue and $490,000 of Adjusted EBITDA. Second quarter revenue growth was 397% compared to the prior-year period, and Adjusted EBITDA growth was 579% compared to the prior-year period.

ACQUISITION OF SEBAGO
On July 23, 2019, the Company announced that RED Hospitality completed the acquisition of substantially all of the assets of Sebago, a leading provider of watersports activities and excursion services based in Key West, Florida for approximately $2.5 million in cash and $4.5 million of Ashford common stock (excluding transaction costs and working capital adjustments). Based on unaudited financials provided by the seller, Sebago’s Adjusted EBITDA for the trailing twelve-month period ended April 30, 2019 was $1.6 million. The implied Adjusted EBITDA multiple based on the total purchase price is 4.4x which the Company believes represents an attractive potential return on investment. After giving effect to the transaction, Ashford will own an approximately 84% interest in the common equity of RED Hospitality.
With over 25 years of operating history, Sebago provides watersports activities and excursion services in the Key West market. Sebago’s watersports activities and excursion services include sunset sails, reef snorkeling, kayak tours, jet ski tours, and all-day adventure tours combining the best of all their excursion products. Sebago has a leading brand with 3 of the top 10 ranked tours on TripAdvisor. Sebago’s sales booths are well-located across the Key West market, and they have ideal dock locations for marketing and boarding the company’s tours in the Key West Bight marina - a hub of tourism centrally located in Key West.

Ashford Reports Second Quarter Results

August 1, 2019

Based on local regulations, significant barriers to entry exist for this competitive market including the transfer of boat slips, the supply of boat slips for commercial use, and physical limitations to expanding the Key West Bight marina. The Company believes the brand recognition, existing employee base, lead time to replicate existing assets, and other significant barriers to entry support Sebago’s competitive advantage and future growth potential.

FINANCIAL RESULTS
Net loss attributable to common stockholders for the quarter totaled $3.2 million, or $3.00 per diluted share, compared with net income of $9.0 million, or $0.93 per diluted share, in the prior-year quarter. Adjusted net income for the quarter was $8.7 million, or $2.04 per diluted share, compared with $9.5 million, or $3.61 per diluted share in the prior-year quarter.

For the quarter ended June 30, 2019, base advisory fee revenue was $11.2 million. The base advisory fee revenue in the second quarter was comprised of $8.4 million from Ashford Trust and $2.8 million from Braemar.

Adjusted EBITDA for the quarter was $9.6 million.

CAPITAL STRUCTURE
At the end of the second quarter of 2019, the Company had approximately $8.2 billion of gross assets under management from its advised platforms. The Company had corporate cash of $38.2 million, 2.8 million fully diluted shares, and a current fully diluted equity market capitalization of approximately $94 million. The Company’s financial results include 1.45 million common shares associated with its Series B convertible preferred stock. The Company had $25.1 million of loans at June 30, 2019, of which approximately $3.2 million related to its joint venture partners’ share of those loans.

QUARTERLY HIGHLIGHTS FOR ADVISED PLATFORMS

ASHFORD TRUST HIGHLIGHTS

•	During the quarter, Ashford Trust refinanced its loan on the Ashton Hotel for approximately $8.9 million.

BRAEMAR HOTELS & RESORTS HIGHLIGHTS

•	Subsequent to quarter end, Braemar opened The Notary Hotel, an Autograph Collection property, in downtown Philadelphia after a multi-million dollar conversion of its Courtyard Downtown Philadelphia.

•
Subsequent to quarter end, Braemar announced the planned opening of The Clancy, an Autograph Collection property, in downtown San Francisco after a multi-million dollar conversion of its Courtyard San Francisco Downtown.

“We are pleased with our second quarter results, which reflect the diligent execution of our operating strategy focused on accretively growing our advised platforms and acquiring growth-oriented, hospitality-related businesses,” commented Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “To this end, the proposed acquisition of Remington’s Hotel Management business will immediately add scale, diversification and an enhanced competitive position for Ashford in the hospitality industry. It will also expand the breadth of services we offer to our advised REITs as well as the potential to expand business to third-party clients. We are also pleased with the progress of our Enhanced Return Funding Programs with our advised platforms. To date, the ERFP initiative has resulted in the acquisition of five high-quality hotels totaling over $500 million in new assets, and these two Programs should continue to create substantial growth

Ashford Reports Second Quarter Results

August 1, 2019

in assets under management for us while also delivering attractive returns to our shareholders and the shareholders of our advised platforms. Adding hotel management to our growing list of service businesses should significantly increase our returns from the ERFP. Looking ahead to the remainder of 2019, we remain committed to maximizing value for our shareholders as we look to opportunistically grow our business by accretively expanding our existing REIT platforms, adding additional investment platforms and investing in other hospitality-related businesses through which we can accelerate meaningful, profitable growth.”

The Company plans to host an Investor Day on October 3, 2019 at the St. Regis Hotel in New York City. More information will be forthcoming about this event.

INVESTOR CONFERENCE CALL AND SIMULCAST
The Company will conduct a conference call on Friday, August 2, 2019, at 12:00 p.m. ET. The number for this interactive teleconference is (323) 794-2597.  A replay of the conference call will be available through Friday, August 9, 2019, by dialing (719) 457-0820 and entering the confirmation number 5922675.

The Company will also provide an online simulcast and rebroadcast of its second quarter 2019 earnings release conference call. The live broadcast of the Company’s quarterly conference call will be available online at the Company's web site, www.ashfordinc.com on Friday, August 2, 2019, beginning at 12:00 p.m. ET. The online replay will follow shortly after the call and continue for approximately one year.

Included in this press release are certain supplemental measures of performance which are not measures of operating performance under GAAP, to assist investors in evaluating the Company’s historical or future financial performance. These supplemental measures include adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) and Adjusted Net Income. We believe that Adjusted EBITDA and Adjusted Net Income provide investors and management with a meaningful indicator of operating performance. Management also uses Adjusted EBITDA and Adjusted Net Income, among other measures, to evaluate profitability and our board of directors includes these measures in reviews to determine quarterly distributions to stockholders. We calculate Adjusted EBITDA by subtracting or adding to net income (loss): interest expense, income taxes, depreciation, amortization, net income (loss) to noncontrolling interests, transaction costs, and other expenses. We calculate Adjusted Net Income by subtracting or adding to net income (loss): net income (loss) to noncontrolling interests, transaction costs, and other expenses. Our methodology for calculating Adjusted EBITDA and Adjusted Net Income may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Neither Adjusted EBITDA nor Adjusted Net Income represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity nor are such measures indicative of funds available to satisfy our cash needs. The Company urges investors to carefully review the U.S. GAAP financial information as shown in our periodic reports on Form 10-Q and Form 10-K, as amended and our Current Report on Form 8-K to reflect the acquisition of the Remington project management business.

* * * * *

Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Ashford Reports Second Quarter Results

August 1, 2019

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Forward Looking Statements

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," “can,” "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford's control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse litigation or regulatory developments; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; risks associated with the Remington Project Management business combination transaction, such as the risk that the Project Management business will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized. These and other risk factors are more fully discussed in Ashford's filings with the Securities and Exchange Commission (SEC) including Ashford’s definitive proxy statement filed with the SEC on April 1, 2019 and Ashford’s 10-K filed with the SEC on March 8, 2019.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share amounts)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$40,039	$51,529
Restricted cash	13,276	7,914
Accounts receivable, net	9,232	4,928
Due from affiliates	93	45
Due from Ashford Trust OP	4,872	5,293
Due from Braemar OP	1,830	1,996
Inventories	1,504	1,202
Prepaid expenses and other	3,875	3,902
Total current assets	74,721	76,809
Investments in unconsolidated entities	2,990	500
Furniture, fixtures and equipment, net	62,546	47,947
Operating lease right-of-use assets	21,597	—
Goodwill	65,040	59,683
Intangible assets, net	189,742	193,194
Other assets	1,542	872
Total assets	$418,178	$379,005
LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$26,154	$24,880
Dividends payable	2,791	—
Due to affiliates	726	2,032
Deferred income	138	148
Deferred compensation plan	77	173
Notes payable, net	2,933	2,595
Operating lease liabilities	2,066	—
Other liabilities	14,532	8,418
Total current liabilities	49,417	38,246
Deferred income	11,088	13,396
Deferred tax liability, net	31,750	31,506
Deferred compensation plan	6,347	10,401
Notes payable, net	21,925	15,177
Operating lease liabilities	19,546	—
Other liabilities	2,670	—
Total liabilities	142,743	108,726
MEZZANINE EQUITY
Series B convertible preferred stock, $25 par value, 8,120,000 shares issued and outstanding, net of discount at June 30, 2019 and December 31, 2018	201,822	200,847
Redeemable noncontrolling interests	3,615	3,531
EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A cumulative preferred stock, no shares issued and outstanding at June 30, 2019 and December 31, 2018	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 2,475,848 and 2,391,541 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	25	24
Additional paid-in capital	289,821	280,159
Accumulated deficit	(219,965)	(214,242)
Accumulated other comprehensive income (loss)	(293)	(498)
Total stockholders’ equity of the Company	69,588	65,443
Noncontrolling interests in consolidated entities	410	458
Total equity	69,998	65,901
Total liabilities and equity	$418,178	$379,005

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
REVENUE
Advisory services:
Base advisory fee	$11,190	$11,174	$21,812	$21,885
Incentive advisory fee	169	452	339	904
Reimbursable expenses	3,220	2,496	5,729	4,445
Non-cash stock/unit-based compensation	6,511	10,318	12,269	19,610
Other advisory revenue	130	130	258	258
Audio visual	30,127	23,376	61,102	46,686
Project management	7,700	—	15,490	—
Other	4,419	6,865	9,787	9,191
Total revenue	63,466	54,811	126,786	102,979
EXPENSES
Salaries and benefits	9,536	3,476	24,296	16,944
Non-cash stock/unit-based compensation	9,319	12,590	17,345	25,679
Cost of revenues for audio visual	22,229	17,021	43,668	33,608
Cost of revenues for project management	2,602	—	5,314	—
Depreciation and amortization	4,934	1,193	9,461	2,233
General and administrative	10,765	8,769	18,740	15,024
Impairment	—	—	—	1,919
Other	3,138	892	4,477	1,738
Total operating expenses	62,523	43,941	123,301	97,145
OPERATING INCOME (LOSS)	943	10,870	3,485	5,834
Equity in earnings (loss) of unconsolidated entities	(298)	—	(573)	—
Interest expense	(445)	(161)	(742)	(304)
Amortization of loan costs	(70)	(24)	(139)	(47)
Interest income	9	73	29	185
Other income (expense)	(42)	(221)	(95)	(260)
INCOME (LOSS) BEFORE INCOME TAXES	97	10,537	1,965	5,408
Income tax (expense) benefit	(426)	(1,605)	(1,726)	(2,311)
NET INCOME (LOSS)	(329)	8,932	239	3,097
(Income) loss from consolidated entities attributable to noncontrolling interests	131	118	294	291
Net (income) loss attributable to redeemable noncontrolling interests	310	(90)	289	(151)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	112	8,960	822	3,237
Preferred dividends	(2,791)	—	(5,583)	—
Amortization of preferred stock discount	(484)	—	(975)	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,163)	$8,960	$(5,736)	$3,237

INCOME (LOSS) PER SHARE - BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$(1.28)	$4.26	$(2.35)	$1.54
Weighted average common shares outstanding - basic	2,462	2,095	2,441	2,094
Diluted:
Net income (loss) attributable to common stockholders	$(3.00)	$0.93	$(3.94)	$(1.40)
Weighted average common shares outstanding - diluted	2,717	2,487	2,583	2,219

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income (loss)	$(329)	$8,932	$239	$3,097
(Income) loss from consolidated entities attributable to noncontrolling interests	131	118	294	291
Net (income) loss attributable to redeemable noncontrolling interests	310	(90)	289	(151)
Net income (loss) attributable to the company	112	8,960	822	3,237
Interest expense	393	135	650	256
Amortization of loan costs	65	17	128	33
Depreciation and amortization	6,036	1,741	11,382	3,244
Income tax expense (benefit)	421	1,620	1,651	2,252
Net income (loss) attributable to redeemable noncontrolling interests	(6)	18	(10)	6
EBITDA	7,021	12,491	14,623	9,028
Non-cash stock-based compensation	2,691	2,272	4,847	6,065
Market change in deferred compensation plan	(4,817)	(6,375)	(4,077)	(5,814)
Change in contingent consideration fair value	1,430	346	1,445	559
Transaction costs	3,133	3,020	4,113	4,176
Software implementation costs	—	18	—	45
Reimbursed software costs	(526)	(439)	(1,167)	(676)
Impairment	—	—	—	1,919
Dead deal costs	—	—	87	—
Legal and settlement costs	—	(104)	—	(50)
Severance and executive recruiting costs	457	—	660	1,301
Amortization of hotel signing fees and lock subsidies	149	109	327	248
Other (gain) loss on disposal of assets	69	(117)	43	(117)
Foreign currency transactions (gain) loss	(32)	58	(21)	22
Adjusted EBITDA	$9,575	$11,279	$20,880	$16,706

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income (loss)	$(329)	$8,932	$239	$3,097
(Income) loss from consolidated entities attributable to noncontrolling interests	131	118	294	291
Net (income) loss attributable to redeemable noncontrolling interests	310	(90)	289	(151)
Preferred dividends	(2,791)	—	(5,583)	—
Amortization of preferred stock discount	(484)	—	(975)	—
Net income (loss) attributable to common stockholders	(3,163)	8,960	(5,736)	3,237
Amortization of loan costs	65	17	128	33
Depreciation and amortization	6,036	1,741	11,382	3,244
Net income (loss) attributable to redeemable noncontrolling interests	(6)	18	(10)	6
Preferred dividends	2,791	—	5,583	—
Amortization of preferred stock discount	484	—	975	—
Non-cash stock-based compensation	2,691	2,272	4,847	6,065
Market change in deferred compensation plan	(4,817)	(6,375)	(4,077)	(5,814)
Change in contingent consideration fair value	1,430	346	1,445	559
Transaction costs	3,133	3,020	4,113	4,176
Software implementation costs	—	18	—	45
Reimbursed software costs	(526)	(439)	(1,167)	(676)
Impairment	—	—	—	1,919
Dead deal costs	—	—	87	—
Legal and settlement costs	—	(104)	—	(50)
Severance and executive recruiting costs	457	—	660	1,301
Amortization of hotel signing fees and lock subsidies	149	109	327	248
Other (gain) loss on disposal of assets	69	(117)	43	(117)
Foreign currency transactions (gain) loss	(32)	58	(21)	22
GAAP income tax expense (benefit)	421	1,620	1,651	2,252
Adjusted income tax (expense) benefit (1)	(477)	(1,620)	(1,407)	(2,252)
Adjusted net income	$8,705	$9,524	$18,823	$14,198
Adjusted net income per diluted share available to common stockholders	$2.04	$3.61	$4.43	$5.33
Weighted average diluted shares	4,270	2,640	4,251	2,664

Components of weighted average diluted shares
Common shares	2,466	2,099	2,444	2,098
Series B cumulative convertible preferred stock	1,450	—	1,450	—
Deferred compensation plan	203	206	203	207
Stock options	16	250	43	290
OpenKey put option	52	26	42	22
JSAV put option	72	50	59	38
Restricted shares	11	9	10	9
Weighted average diluted shares	4,270	2,640	4,251	2,664

Reconciliation of income tax expense (benefit) to adjusted income tax (expense) benefit
GAAP income tax (expense) benefit	$(426)	$(1,605)	$(1,726)	$(2,311)
Less GAAP income tax (expense) benefit attributable to noncontrolling interests	(5)	15	(75)	(59)
GAAP income tax (expense) benefit excluding noncontrolling interests	(421)	(1,620)	(1,651)	(2,252)
Less deferred income tax (expense) benefit	56	—	(244)	—
Adjusted income tax (expense) benefit (1)	$(477)	$(1,620)	$(1,407)	$(2,252)
(1) Income tax expense (benefit) is adjusted to exclude the effects of deferred income tax expense (benefit) because current income tax expense (benefit) (i) provides a more accurate period-over-period comparison of the ongoing operating performance of our advisory and hospitality products and services businesses, and (ii) provides more useful information to investors regarding our economic performance inclusive of the impacts from the Tax Cuts and Jobs Act. See Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS) BY SEGMENT
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30, 2019				Three Months Ended June 30, 2018
	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated
REVENUE
Advisory services:
Base advisory fee - Trust	$8,415	$—	$—	$8,415	$8,862	$—	$—	$8,862
Incentive advisory fee - Trust	—	—	—	—	452	—	—	452
Reimbursable expenses - Trust	2,658	—	—	2,658	1,997	—	—	1,997
Non-cash stock/unit-based compensation - Trust	4,548	—	—	4,548	8,940	—	—	8,940
Base advisory fee - Braemar	2,775	—	—	2,775	2,312	—	—	2,312
Incentive advisory fee - Braemar	169	—	—	169	—	—	—	—
Reimbursable expenses - Braemar	562	—	—	562	499	—	—	499
Non-cash stock/unit-based compensation - Braemar	1,963	—	—	1,963	1,378	—	—	1,378
Other advisory revenue - Braemar	130	—	—	130	130	—	—	130
Audio visual	—	30,127	—	30,127	—	23,376	—	23,376
Project management	—	7,700	—	7,700	—	—	—	—
Other	1,421	2,998	—	4,419	628	6,237	—	6,865
Total revenue	22,641	40,825	—	63,466	25,198	29,613	—	54,811
EXPENSES
Salaries and benefits	—	5,675	8,164	13,839	—	2,418	7,101	9,519
Market change in deferred compensation plan	—	—	(4,817)	(4,817)	—	—	(6,375)	(6,375)
REIT non-cash stock/unit-based compensation	6,511	105	—	6,616	10,318	—	—	10,318
AINC and subsidiary non-cash stock-based compensation	—	90	2,613	2,703	—	—	2,272	2,272
Reimbursable expenses	3,220	—	—	3,220	2,496	—	—	2,496
Cost of audio visual revenues	—	22,229	—	22,229	—	17,021	—	17,021
Cost of project management revenues	—	2,602	—	2,602	—	—	—	—
General and administrative	—	4,001	4,058	8,059	—	2,733	3,872	6,605
Depreciation and amortization	1,570	3,268	96	4,934	369	503	321	1,193
Other	—	3,139	(1)	3,138	—	545	347	892
Total operating expenses	11,301	41,109	10,113	62,523	13,183	23,220	7,538	43,941
OPERATING INCOME (LOSS)	11,340	(284)	(10,113)	943	12,015	6,393	(7,538)	10,870
Other	—	(773)	(73)	(846)	27	(432)	72	(333)
INCOME (LOSS) BEFORE INCOME TAXES	11,340	(1,057)	(10,186)	97	12,042	5,961	(7,466)	10,537
Income tax (expense) benefit	(2,550)	(49)	2,173	(426)	(1,848)	(1,658)	1,901	(1,605)
NET INCOME (LOSS)	8,790	(1,106)	(8,013)	(329)	10,194	4,303	(5,565)	8,932
(Income) loss from consolidated entities attributable to noncontrolling interests	—	131	—	131	—	118	—	118
Net (income) loss attributable to redeemable noncontrolling interests	—	304	6	310	—	(72)	(18)	(90)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$8,790	$(671)	$(8,007)	$112	$10,194	$4,349	$(5,583)	$8,960
Interest expense	—	357	36	393	—	135	—	135
Amortization of loan costs	—	17	48	65	—	17	—	17
Depreciation and amortization	1,570	4,371	95	6,036	369	1,051	321	1,741
Income tax expense (benefit)	2,550	44	(2,173)	421	1,848	1,673	(1,901)	1,620
Net income (loss) attributable to redeemable noncontrolling interests	—	—	(6)	(6)	—	—	18	18
EBITDA	12,910	4,118	(10,007)	7,021	12,411	7,225	(7,145)	12,491
Non-cash stock-based compensation	—	77	2,614	2,691	—	—	2,272	2,272
Market change in deferred compensation plan	—	—	(4,817)	(4,817)	—	—	(6,375)	(6,375)
Change in contingent consideration fair value	—	1,430	—	1,430	—	—	346	346
Transaction costs	—	199	2,934	3,133	—	—	3,020	3,020
Software implementation costs	—	—	—	—	—	—	18	18
Reimbursed software costs, net	(526)	—	—	(526)	(439)	—	—	(439)
Legal and settlement costs	—	—	—	—	—	—	(104)	(104)
Severance and executive recruiting costs	—	448	9	457	—	—	—	—
Amortization of hotel signing fees and lock subsidies	—	149	—	149	—	109	—	109
Other (gain) loss on disposal of assets	—	69	—	69	—	(117)	—	(117)
Foreign currency transactions (gain) loss	—	(32)	—	(32)	—	58	—	58
Adjusted EBITDA	12,384	6,458	(9,267)	9,575	11,972	7,275	(7,968)	11,279
Interest expense	—	(357)	(36)	(393)	—	(135)	—	(135)
Adjusted income tax (expense) benefit	(1,168)	(1,016)	1,707	(477)	(1,848)	(1,673)	1,901	(1,620)
Adjusted net income (loss)	$11,216	$5,085	$(7,596)	$8,705	$10,124	$5,467	$(6,067)	$9,524
Adjusted net income (loss) per diluted share available to common stockholders (1)	$2.63	$1.19	$(1.78)	$2.04	$3.83	$2.07	$(2.30)	$3.61
Weighted average diluted shares	4,270	4,270	4,270	4,270	2,640	2,640	2,640	2,640
(1) The sum of the adjusted net income (loss) per diluted share available to common stockholders, as calculated for the segments, may differ from the consolidated total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS) BY SEGMENT
(unaudited, in thousands, except per share amounts)

	Six Months Ended June 30, 2019				Six Months Ended June 30, 2018
	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated
REVENUE
Advisory services:
Base advisory fee - Trust	$16,460	$—	$—	$16,460	$17,466	$—	$—	$17,466
Incentive advisory fee - Trust	—	—	—	—	904	—	—	904
Reimbursable expenses - Trust	4,698	—	—	4,698	3,526	—	—	3,526
Non-cash stock/unit-based compensation - Trust	8,837	—	—	8,837	15,685	—	—	15,685
Base advisory fee - Braemar	5,352	—	—	5,352	4,419	—	—	4,419
Incentive advisory fee - Braemar	339	—	—	339	—	—	—	—
Reimbursable expenses - Braemar	1,031	—	—	1,031	919	—	—	919
Non-cash stock/unit-based compensation - Braemar	3,432	—	—	3,432	3,925	—	—	3,925
Other advisory revenue - Braemar	258	—	—	258	258	—	—	258
Audio visual	—	61,102	—	61,102	—	46,686	—	46,686
Project management	—	15,490	—	15,490	—	—	—	—
Other	2,850	6,937	—	9,787	1,117	8,074	—	9,191
Total revenue	43,257	83,529	—	126,786	48,219	54,760	—	102,979
EXPENSES
Salaries and benefits	—	11,173	16,172	27,345	—	4,567	17,527	22,094
Market change in deferred compensation plan	—	—	(4,077)	(4,077)	—	—	(5,814)	(5,814)
REIT non-cash stock/unit-based compensation	12,269	214	—	12,483	19,610	—	—	19,610
AINC and subsidiary non-cash stock-based compensation	—	96	4,766	4,862	—	8	6,061	6,069
Reimbursable expenses	5,729	—	—	5,729	4,445	—	—	4,445
Cost of audio visual revenues	—	43,668	—	43,668	—	33,608	—	33,608
Cost of project management revenues	—	5,314	—	5,314	—	—	—	—
General and administrative	—	8,009	6,030	14,039	—	5,227	6,016	11,243
Depreciation and amortization	2,753	6,489	219	9,461	759	995	479	2,233
Impairment	—	—	—	—	1,863	—	56	1,919
Other	—	4,478	(1)	4,477	—	1,179	559	1,738
Total operating expenses	20,751	79,441	23,109	123,301	26,677	45,584	24,884	97,145
OPERATING INCOME (LOSS)	22,506	4,088	(23,109)	3,485	21,542	9,176	(24,884)	5,834
Other	—	(1,384)	(136)	(1,520)	46	(656)	184	(426)
INCOME (LOSS) BEFORE INCOME TAXES	22,506	2,704	(23,245)	1,965	21,588	8,520	(24,700)	5,408
Income tax (expense) benefit	(5,039)	(1,662)	4,975	(1,726)	(3,964)	(2,539)	4,192	(2,311)
NET INCOME (LOSS)	17,467	1,042	(18,270)	239	17,624	5,981	(20,508)	3,097
(Income) loss from consolidated entities attributable to noncontrolling interests	—	294	—	294	—	291	—	291
Net (income) loss attributable to redeemable noncontrolling interests	—	279	10	289	—	(145)	(6)	(151)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$17,467	$1,615	$(18,260)	$822	$17,624	$6,127	$(20,514)	$3,237
Interest expense	—	580	70	650	—	256	—	256
Amortization of loan costs	—	32	96	128	—	33	—	33
Depreciation and amortization	2,753	8,411	218	11,382	759	2,006	479	3,244
Income tax expense (benefit)	5,039	1,587	(4,975)	1,651	3,964	2,480	(4,192)	2,252
Net income (loss) attributable to redeemable noncontrolling interests	—	—	(10)	(10)	—	—	6	6
EBITDA	25,259	12,225	(22,861)	14,623	22,347	10,902	(24,221)	9,028
Non-cash stock-based compensation	—	81	4,766	4,847	—	4	6,061	6,065
Market change in deferred compensation plan	—	—	(4,077)	(4,077)	—	—	(5,814)	(5,814)
Change in contingent consideration fair value	—	1,445	—	1,445	—	—	559	559
Transaction costs	—	473	3,640	4,113	—	70	4,106	4,176
Software implementation costs	—	—	—	—	—	—	45	45
Reimbursed software costs, net	(1,167)	—	—	(1,167)	(676)	—	—	(676)
Impairment	—	—	—	—	1,863	—	56	1,919
Dead deal costs	—	—	87	87	—	—	—	—
Legal and settlement costs	—	—	—	—	—	—	(50)	(50)
Severance and executive recruiting costs	—	651	9	660	—	—	1,301	1,301
Amortization of hotel signing fees and lock subsidies	—	327	—	327	—	248	—	248
Other (gain) loss on disposal of assets	—	43	—	43	—	(117)	—	(117)
Foreign currency transactions (gain) loss	—	(21)	—	(21)	—	22	—	22
Adjusted EBITDA	24,092	15,224	(18,436)	20,880	23,534	11,129	(17,957)	16,706
Interest expense	—	(580)	(70)	(650)	—	(256)	—	(256)
Adjusted income tax (expense) benefit	(2,677)	(2,758)	4,028	(1,407)	(3,964)	(2,480)	4,192	(2,252)
Adjusted net income (loss)	$21,415	$11,886	$(14,478)	$18,823	$19,570	$8,393	$(13,765)	$14,198
Adjusted net income (loss) per diluted share available to common stockholders (1)	$5.04	$2.80	$(3.41)	$4.43	$7.35	$3.15	$(5.17)	$5.33
Weighted average diluted shares	4,251	4,251	4,251	4,251	2,664	2,664	2,664	2,664
(1) The sum of the adjusted net income (loss) per diluted share available to common stockholders, as calculated for the segments, may differ from the consolidated total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
HOSPITALITY PRODUCTS & SERVICES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30, 2019					Three Months Ended June 30, 2018
	Premier	JSAV	OpenKey	Other (1)	Hospitality Products & Services	Premier	JSAV	OpenKey	Other (1)	Hospitality Products & Services
REVENUE
Audio visual	—	30,127	—	—	30,127	—	23,376	—	—	23,376
Project management	7,700	—	—	—	7,700	—	—	—	—	—
Other	—	—	194	2,804	2,998	—	—	153	6,084	6,237
Total revenue	7,700	30,127	194	2,804	40,825	—	23,376	153	6,084	29,613
EXPENSES
Salaries and benefits	1,115	3,707	399	454	5,675	—	1,622	499	297	2,418
REIT non-cash stock/unit-based compensation	105	—	—	—	105	—	—	—	—	—
AINC and subsidiary non-cash stock-based compensation	57	9	24	—	90	—	—	—	—	—
Cost of audio visual revenues	—	22,229	—	—	22,229	—	17,021	—	—	17,021
Cost of project management revenues	2,602	—	—	—	2,602	—	—	—	—	—
General and administrative	439	2,730	296	536	4,001	—	2,065	407	261	2,733
Depreciation and amortization	2,738	503	7	20	3,268	—	489	7	7	503
Other	—	1,621	49	1,469	3,139	—	—	(3)	548	545
Total operating expenses	7,056	30,799	775	2,479	41,109	—	21,197	910	1,113	23,220
OPERATING INCOME (LOSS)	644	(672)	(581)	325	(284)	—	2,179	(757)	4,971	6,393
Other	—	(420)	—	(353)	(773)	—	(412)	(7)	(13)	(432)
INCOME (LOSS) BEFORE INCOME TAXES	644	(1,092)	(581)	(28)	(1,057)	—	1,767	(764)	4,958	5,961
Income tax (expense) benefit	(342)	319	—	(26)	(49)	—	(502)	—	(1,156)	(1,658)
NET INCOME (LOSS)	302	(773)	(581)	(54)	(1,106)	—	1,265	(764)	3,802	4,303
(Income) loss from consolidated entities attributable to noncontrolling interests	—	—	152	(21)	131	—	(82)	187	13	118
Net (income) loss attributable to redeemable noncontrolling interests	—	133	171	—	304	—	(295)	223	—	(72)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$302	$(640)	$(258)	$(75)	$(671)	$—	$888	$(354)	$3,815	$4,349
Interest expense	—	314	—	43	357	—	122	—	13	135
Amortization of loan costs	—	12	3	2	17	—	10	3	4	17
Depreciation and amortization	2,738	1,542	4	87	4,371	—	1,001	3	47	1,051
Income tax expense (benefit)	342	(324)	—	26	44	—	517	—	1,156	1,673
EBITDA	3,382	904	(251)	83	4,118	—	2,538	(348)	5,035	7,225
Non-cash stock-based compensation	57	8	12	—	77	—	—	—	—	—
Change in contingent consideration fair value	—	1,430	—	—	1,430	—	—	—	—	—
Transaction costs	—	80	—	119	199	—	—	—	—	—
Severance and executive recruiting costs	98	350	—	—	448	—	—	—	—	—
Amortization of hotel signing fees and lock subsidies	—	122	27	—	149	—	100	9	—	109
Other (gain) loss on disposal of assets	—	69	—	—	69	—	(111)	—	(6)	(117)
Foreign currency transactions (gain) loss	—	(32)	—	—	(32)	—	58	—	—	58
Adjusted EBITDA	3,537	2,931	(212)	202	6,458	—	2,585	(339)	5,029	7,275
Interest expense	—	(314)	—	(43)	(357)	—	(122)	—	(13)	(135)
Adjusted income tax (expense) benefit	(1,089)	49	—	24	(1,016)	—	(517)	—	(1,156)	(1,673)
Adjusted net income (loss)	$2,448	$2,666	$(212)	$183	$5,085	$—	$1,946	$(339)	$3,860	$5,467
Adjusted net income (loss) per diluted share available to common stockholders (2)	$0.57	$0.62	$(0.05)	$0.04	$1.19	$—	$0.74	$(0.13)	$1.46	$2.07
Weighted average diluted shares	4,270	4,270	4,270	4,270	4,270	2,640	2,640	2,640	2,640	2,640
(1) Represents RED Hospitality & Leisure LLC, Pure Wellness and Lismore Capital LLC.
(2) The sum of the adjusted net income (loss) per diluted share available to common stockholders, as calculated for the subsidiaries, may differ from the Hospitality Products & Services total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
HOSPITALITY PRODUCTS & SERVICES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Six Months Ended June 30, 2019					Six Months Ended June 30, 2018
	Premier	JSAV	OpenKey	Other (1)	Hospitality Products & Services	Premier	JSAV	OpenKey	Other (1)	Hospitality Products & Services
REVENUE
Audio visual	$—	$61,102	$—	$—	$61,102	$—	$46,686	$—	$—	$46,686
Project management	15,490	—	—	—	15,490	—	—	—	—	—
Other	—	—	451	6,486	6,937	—	—	472	7,602	8,074
Total revenue	15,490	61,102	451	6,486	83,529	—	46,686	472	7,602	54,760
EXPENSES
Salaries and benefits	2,057	7,286	885	945	11,173	—	2,937	1,026	604	4,567
REIT non-cash stock/unit-based compensation	214	—	—	—	214	—	—	—	—	—
AINC and subsidiary non-cash stock-based compensation	60	9	27	—	96	—	—	8	—	8
Cost of audio visual revenues	—	43,668	—	—	43,668	—	33,608	—	—	33,608
Cost of project management revenues	5,314	—	—	—	5,314	—	—	—	—	—
General and administrative	723	5,702	664	920	8,009	—	3,966	748	513	5,227
Depreciation and amortization	5,476	958	14	41	6,489	—	943	13	39	995
Other	—	1,639	142	2,697	4,478	—	—	292	887	1,179
Total operating expenses	13,844	59,262	1,732	4,603	79,441	—	41,454	2,087	2,043	45,584
OPERATING INCOME (LOSS)	1,646	1,840	(1,281)	1,883	4,088	—	5,232	(1,615)	5,559	9,176
Other	—	(753)	(1)	(630)	(1,384)	—	(621)	(14)	(21)	(656)
INCOME (LOSS) BEFORE INCOME TAXES	1,646	1,087	(1,282)	1,253	2,704	—	4,611	(1,629)	5,538	8,520
Income tax (expense) benefit	(768)	(568)	—	(326)	(1,662)	—	(1,248)	—	(1,291)	(2,539)
NET INCOME (LOSS)	878	519	(1,282)	927	1,042	—	3,363	(1,629)	4,247	5,981
(Income) loss from consolidated entities attributable to noncontrolling interests	—	—	329	(35)	294	—	(93)	343	41	291
Net (income) loss attributable to redeemable noncontrolling interests	—	(94)	373	—	279	—	(650)	505	—	(145)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$878	$425	$(580)	$892	$1,615	$—	$2,620	$(781)	$4,288	$6,127
Interest expense	—	498	—	82	580	—	240	—	16	256
Amortization of loan costs	—	23	6	3	32	—	20	6	7	33
Depreciation and amortization	5,476	2,768	7	160	8,411	—	1,925	6	75	2,006
Income tax expense (benefit)	768	493	—	326	1,587	—	1,189	—	1,291	2,480
EBITDA	7,122	4,207	(567)	1,463	12,225	—	5,994	(769)	5,677	10,902
Non-cash stock-based compensation	60	8	13	—	81	—	—	4	—	4
Change in contingent consideration fair value	—	1,445	—	—	1,445	—	—	—	—	—
Transaction costs	—	279	—	194	473	—	64	—	6	70
Severance and executive recruiting costs	98	533	20	—	651	—	—	—	—	—
Amortization of hotel signing fees and lock subsidies	—	262	65	—	327	—	228	20	—	248
Other (gain) loss on disposal of assets	—	43	—	—	43	—	(111)	—	(6)	(117)
Foreign currency transactions (gain) loss	—	(21)	—	—	(21)	—	22	—	—	22
Adjusted EBITDA	7,280	6,756	(469)	1,657	15,224	—	6,197	(745)	5,677	11,129
Interest expense	—	(498)	—	(82)	(580)	—	(240)	—	(16)	(256)
Adjusted income tax (expense) benefit	(2,162)	(276)	—	(320)	(2,758)	—	(1,189)	—	(1,291)	(2,480)
Adjusted net income (loss)	$5,118	$5,982	$(469)	$1,255	$11,886	$—	$4,768	$(745)	$4,370	$8,393
Adjusted net income (loss) per diluted share available to common stockholders (2)	$1.20	$1.41	$(0.11)	$0.30	$2.80	$—	$1.79	$(0.28)	$1.64	$3.15
Weighted average diluted shares	4,251	4,251	4,251	4,251	4,251	2,664	2,664	2,664	2,664	2,664
(1) Represents RED Hospitality & Leisure LLC, Pure Wellness and Lismore Capital LLC.
(2) The sum of the adjusted net income (loss) per diluted share available to common stockholders, as calculated for the subsidiaries, may differ from the Hospitality Products & Services total due to rounding.